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                                                                 Exhibit 24.1(b)



                                POWER OF ATORNEY


         Know all by these presents, that the undersigned hereby constitutes and appoints each of John H. Pinkerton and Thomas W. Stoelk, or any of them, each with power to act without the other, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all subsequent post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of December 29, 1998.




                                                /s/   Jonathan S. Linker
                                               -----------------------------
                                                      Jonathan S. Linker